                                                                    EXHIBIT 10.3

================================================================================

                                 SANIFILL, INC.

                                      AND

                            USA WASTE SERVICES, INC.


                                       TO


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                   as Trustee



                           _________________________


                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 3, 1996


                           _________________________



         Supplementing and Amending Indenture Dated as of March 1, 1996


================================================================================

        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 3, 1996 (this "Supplemental Indenture"), is by and among Sanifill, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Sanifill"), having its principal executive office at 2777 Allen Parkway, Suite 700, Houston, Texas 77019-2156, USA Waste Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "USA Waste"), having its principal executive office at 5400 LBJ Freeway, Suite 300 - Tower One, Dallas, Texas 75240, and Texas Commerce Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                       RECITALS OF SANIFILL AND USA WASTE

        Sanifill has executed and delivered to the Trustee its Indenture, dated as of March 1, 1996 (herein called the "Indenture"), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series, as provided in the Indenture.

        Pursuant to the Indenture, Sanifill has issued its 5% Convertible Subordinated Debentures due 2006 in an original principal amount of $115 million, all of which are currently outstanding (the "Debentures"). No other securities have been issued pursuant to the Indenture.

        Effective as of September 3, 1996 (the "Merger Date"), Quatro Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of USA Waste Services, Inc., a Delaware corporation ("USA Waste"), was merged with and into Sanifill pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Merger"), as a result of which Sanifill became a wholly-owned subsidiary of USA Waste.

        Each share of common stock of Sanifill which was issued and outstanding immediately prior to the Merger was, by virtue of the Merger and without any action on the part of the holder thereof, converted into 1.7 shares of the common stock, par value $0.01 per share, of USA Waste ("USA Waste Shares").

        In connection with the Merger, Sanifill and USA Waste, pursuant to appropriate resolutions of their respective Boards of Directors, have duly determined to make, execute and deliver to the Trustee this Supplemental Indenture in order to reflect the results of the Merger as required by the Indenture and to provide for USA Waste to become a co-obligor with respect to certain obligations of Sanifill arising under the Indenture and the Debentures.

        Pursuant to Section 1411 of the Indenture, Sanifill, as the survivor to the Merger, is required to execute and deliver to the Trustee an indenture supplemental to the Indenture in connection with the Merger.

        The Indenture provides that, without the consent of any Holders, Sanifill and the Trustee may enter into a supplemental indenture to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Fourteen of the Indenture, and Sanifill has determined that this Supplemental Indenture may therefore be entered into without the consent of any Holder in accordance with Section 901(9) of the Indenture.

        Sanifill and USA Waste have duly authorized the execution and delivery of this Supplemental Indenture and all things necessary have been done to make this Supplemental Indenture a valid agreement of Sanifill and USA Waste, in accordance with its terms.

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of any series thereof, as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

SECTION 101.     Indenture Terms.

        Capitalized terms used but not defined in this Supplemental Indenture have the respective meanings assigned to them in the Indenture.

                                  ARTICLE TWO
                           CONCERNING THE SECURITIES

SECTION 201.     Conversion Privilege.

        The Holder of each Debenture Outstanding on the date hereof shall have the right from and after the date hereof, during the period such Debenture shall be convertible as specified in Section 1401 of the Indenture, to convert such Debenture only into the number of USA Waste Shares, and cash in lieu of fractional USA Waste Shares, receivable upon the effectiveness of the Merger by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to the Merger, subject to adjustment as provided in Section 202 below.

SECTION 202.     Conversion Price.

        The price at which USA Waste Shares shall be delivered upon conversion of Debentures (herein called the "conversion price") shall be the price specified in relation to the Debentures pursuant to Section 301 of the Indenture, as adjusted in accordance with Article Fourteen of the Indenture prior to the Merger. For events subsequent to the effective date of this Supplemental Indenture, the conversion price shall be adjusted in a manner as nearly equivalent as may be practical to the adjustments provided for in Article Fourteen of the Indenture.

SECTION 203.     USA Waste as a Co-Obligor.

        Sanifill, USA Waste and the Trustee hereby agree that as of the effective date of this Supplemental Indenture, USA Waste shall become a co-obligor with Sanifill under the Indenture, as modified by this Supplemental Indenture, and the Debentures, and shall be jointly and severally liable with Sanifill for the due and punctual payment of the principal of (and premium, if any) and interest on the Securities, as fully and effectively as USA Waste had originally been an obligor under such Securities; provided, however, that USA Waste is not assuming, or becoming a co- obligor for, the performance of any obligation or liability of Sanifill under the Indenture, the Debentures or any other Securities other than such payments and, provided further, that the obligations of USA Waste under the Indenture, as supplemented by this Supplemental Indenture, and the Securities (including the Debentures) shall be subordinate and junior in right of payment to the prior payment in full of all amounts owing on any and all other indebtedness and obligations of USA Waste for the principal of (and premium, if any) and interest on (a) indebtedness of USA Waste (including indebtedness of others guaranteed by USA Waste) other than the Securities, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (b) obligations of USA Waste as lessee under leases required to be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles or (c) an amendment, renewal, extension, modification or refunding of any such indebtedness or obligation, in any case whether outstanding on the date hereof or hereafter created, incurred or assumed, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities or it is provided that such obligation is subordinated to senior indebtedness of USA Waste to substantially to the same extent as the Securities are subordinated to the foregoing.

                                 ARTICLE THREE
                             CONCERNING THE TRUSTEE

SECTION 301.     Terms and Conditions.

        The Trustee accepts this Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions herein and in the Indenture set forth.

SECTION 302.     No Responsibility.

        The Trustee shall not be responsible in any manner whatsoever for or in respect of (i) the validity or sufficiency of this Supplemental Indenture, the authorization or permissibility of this Supplemental Indenture pursuant to the terms of the Indenture or the due execution thereof by Sanifill or USA Waste or
(ii) the recitals herein contained, all such recitals being made by Sanifill and USA Waste. The Trustee shall not be responsible in any manner to determine the correctness of provisions contained in this Supplemental Indenture relating either to the kind or amount of securities receivable by Holders of Securities upon the conversion of their Securities after the Merger or to any adjustment provided herein.

                                  ARTICLE FOUR
                    EFFECT OF EXECUTION AND DELIVERY HEREOF

        From and after the execution and delivery of this Supplemental Indenture, (i) the Indenture shall be deemed to be amended and modified as provided herein, (ii) this Supplemental Indenture shall form a part of the Indenture, (iii) except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect, (iv) the Debentures shall continue to be governed by the Indenture, as modified and amended by this Supplemental Indenture, and the resolutions of the Board of Directors of Sanifill creating and designating the terms and conditions of the Debentures (the "Resolutions"), including, but not limited to, the definition of "Senior Indebtedness" contained in the Resolutions and (v) every Holder of Securities heretofore and hereafter authenticated and delivered under the Indenture shall be bound by this Supplemental Indenture.

                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

SECTION 501.     Headings Descriptive.

        The headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Indenture.

SECTION 502.     Rights and Obligations of the Trustee.

        All of the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with the same effect as if set forth herein in full.

SECTION 503.     Successors and Assigns.

        This Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and the Holders of any Securities then Outstanding.

SECTION 504.     Counterparts.

        This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 505.     Governing Law.

        This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                        SANIFILL, INC.





                                        By: /s/ H. STEVEN WALTON
                                           -----------------------------------
                                           Name:  H. Steven Walton
                                           Title: Vice President
Attest:


By:  /s/ MICHAEL J. HARLAN
    --------------------------------
    Name:  Michael J. Harlan
    Title: Treasurer & Assistant Secretary


                                        USA WASTE SERVICES, INC.



                                        By: /s/ GREGORY T. SANGALIS
                                           -----------------------------------
                                           Name:  Gregory T. Sangalis
                                           Title: Vice President, General
                                                  Counsel and Secretary
Attest:


By:  /s/ EARL E. DeFRATES
    --------------------------------
    Name:  Earl E. DeFrates
    Title: Executive Vice President &
           Chief Financial Officer



                                        TEXAS COMMERCE BANK NATIONAL
                                             ASSOCIATION


                                        By:  /s/ TERRY L. STEWART
                                            ----------------------------------
                                            Name:  Terry L. Stewart
                                            Title: Assistant Vice President &
                                                   Trust Officer

STATE OF    TEXAS         )
                          )
COUNTY OF   HARRIS        )


                 On the 30th day of August, 1996, before me personally came
H. Steven Walton, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Sanifill, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                   /s/  ELIZABETH STREET
                                                -------------------------------


STATE OF    TEXAS         )
                          )
COUNTY OF   HARRIS        )


                 On the 30th day of August, 1996, before me personally came Gregory T. Sangalis, to me known, who, being by me duly sworn, did depose and say that he is Vice President, General Counsel and Secretary of USA Waste Services, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                   /s/  ELIZABETH STREET
                                                -------------------------------


STATE OF    TEXAS         )
                          )
COUNTY OF   HARRIS        )


                 On the 30th day of August, 1996, before me personally came Terry L. Stewart, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President and Trust Officer of Texas Commerce Bank National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                  /s/  ROBYN MARIE MASON
                                                -------------------------------